Exhibit 99.1

5151 San Felipe

Houston, TX 77056

(713) 861-2500

For Immediate Release

Goodman Stockholders Approve Acquisition by Hellman & Friedman LLC

Company Confirms It Will Satisfy Merger Agreement Minimum EBITDA Condition

HOUSTON, January 11, 2008 – Goodman Global, Inc. (NYSE: GGL), a leading manufacturer of residential and light commercial heating, ventilation and air-conditioning equipment, today announced that at a special meeting held today, its stockholders approved the merger agreement with affiliates of the private equity firm Hellman & Friedman LLC.

Goodman also announced today that it will satisfy the closing condition set forth in its merger agreement that requires Goodman to achieve EBITDA of at least $255 million for the fiscal year ended December 31, 2007. While Goodman has not yet completed its financial statements for the 2007 fiscal year, it confirms that, for the fiscal year ended December 31, 2007, EBIDTA (as defined in the merger agreement), on a consolidated basis, will not be less than $255 million.

As previously announced, on October 22, 2007, Goodman Global, Inc. and affiliates of Hellman & Friedman entered into a definitive merger agreement, pursuant to which an affiliate of Hellman & Friedman would acquire all of the outstanding common stock of Goodman for $25.60 per share in cash, without interest. Subject to the satisfaction or waiver of the remaining closing conditions, the transaction is expected to be completed in the first quarter of 2008.

Safe Harbor for Forward-Looking and Cautionary Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Goodman to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Forward-looking statements also include statements about the following subjects: forecasts and projections of operating and financial results; changes in weather patterns and seasonal fluctuations; changes in customer demand due to the federally-mandated minimum efficiency standard; the maturation of Goodman’s new company-operated distribution centers; increased competition and technological changes and advances; increases in the cost of raw materials and components; Goodman’s relations with its independent distributors; and damage or injury caused by Goodman’s products. Goodman undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the impact of general economic conditions in the regions in which Goodman does business; general industry conditions, including competition and product, raw material and energy prices; the realization of expected tax benefits; changes in exchange rates and currency values; capital expenditure requirements; access to capital markets and the risks and uncertainties described under “Risk Factors” contained in Goodman’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

About Goodman

Houston-based Goodman Global, Inc. is the second-largest domestic unit manufacturer of heating, ventilation and air conditioning products for residential and light-commercial use. Goodman’s products are predominantly marketed under the Goodman®, Amana® and Quietflex® brand names, and are sold through company-operated and independent distribution networks with more than 850 distribution points throughout North America. For more information about Goodman, visit www.goodmanglobal.com.

Amana® is a trademark of Maytag Corporation and is used under license to Goodman Company, L.P. All rights reserved.

Contacts:

Goodman

Richard Bajenski

(713) 263-5059

richard.bajenski@goodmanmfg.com